Exhibit 10.1

GENERAL SECRETARIAT OF INDUSTRY AND SMALL AND MEDIUM SIZED COMPANIES

MINISTRY OF INDUSTRY, TRADE AND TOURISM	DIRECTORATE-GENERAL OF INDUSTRY AND SMALL AND MEDIUM- SIZED COMPANIES

DEFINITIVE RESOLUTION GRANTING FINANCIAL SUPPORT,
REINDUSTRIALIZATION AND STRENGTHENING OF INDUSTRIAL COMPETITIVENESS

Name of the entity: SPECIALIZED TECHNOLOGY RESOURCES ESPAÑA, S.A.	NIF: A74037136

Corporate address: PARQUE TECNOLOGICO DE ASTURIAS PARCELA, 36

Town: Llanera	Province: ASTURIAS	Postcode: 33428
File No.: RCI-040000-2018-144	Municipality of action: LLANERA

Title of action: New line for production of multilayer barrier film

The Directorate-General of Industry and Small and Medium-sized companies:

Pursuant to the powers conferred by Order ICT/1100/2018 of 18 October, establishing the regulatory basis for granting industrial financial support for industrial investment within the framework of public reindustrialisation policy and strengthening of industrial competitiveness (BOE No. 254, of 20 October 2018), as well as the Order of 14 December 2018, by which the call to grant financial support for industrial investment in the framework of the public reindustrialization policy and strengthening of industrial competitiveness is issued in 2018 (published in the BDNS (ld.):429285, and announced in the BOE No. 306 on 20 December 2018), and in view of the agreements adopted by the Assessment Committee in their meeting of 26 March 2019, the proposal for provisional resolution for this call was formulated, which was duly notified. Having carried out the hearing procedures, and having seen the allegations presented, before issuing a granting resolution, the following Definitive Resolution Proposal is issued, subject to the existence of funding.

PROPOSAL FOR DEFINITIVE RESOLUTION

One - Propose the financial support indicated below, for carrying out actions contained in the application presented by the applying entity to this call:

Financeable budget (€)	Proposed Loan (€)
3,934,950.00	2,621,781.00

The breakdown of the financeable budget by items is detailed in Annexe I.

Paseo de la Castellana, 160 28071 Madrid

rd@mincotur.es

Two - The proposed financial support is subject to SPECIFIC TECHNICAL AND ECONOMIC CONDITIONS detailed in Annexe I, as well as the following general conditions:

a)	Investing and expenses - The investments and expenses to be financed should be made in the period between 1 January 2018 and the date resulting from adding 18 months to the date of resolution of the awarding of the support. However, payment documents issued by the beneficiary may have a later due date, as long as that date is within the period granted to present the supporting documentation.

b)	Rules applicable to financeable expense items - The planned investments and expenses to be financed must comply with the conditions established in article 4 of Order ICT/1100/2018, of 18 October.

c)	Justification - The activities financed will be justified in compliance with the provisions of article 21 of Order ICT/1100/2018, of 18 October.

To justify the expenses, the technical-economic conditions detailed in in Annexe I of this notification must be followed and the expenses of entries will not be compensated with the expenses of others.

Documents accrediting that the investment object of financial aid has been executed, and the reports indicated in article 21 of Order ICT/1100/2018, of 18 October, must be completed according to the instructions and models accessible from the Ayudatec portal of the website of the Ministry of Industry, Trade and Tourism (http://www.mincotur.gob.es/portalayudas).

d)	Non-compliance – If the real final cost of the investment is less than the financeable budget, either as declared by the beneficiary or considered as such by the authorised body on examining the supporting documentation, the financial aid must be partially returned, up to the amount proportional to the unspent part, as long as, in the opinion of said authorised body, the goals the goals for which the financial aid was granted have been met, if not, in application of article 37.1b) of Law 38/2003, of 17 November, General Subsidies Law, the entire amount must be returned. In either case, the amount returned will include any interest on arrears, from the moment of the payment of the financial support until the date in which it is agreed to return the money.

Non-payment of two consecutive instalments of the principal or the interest due in two consecutive periods will be considered a breach of the established requirements and will be a case for returning the loan.

In case of decapitalization or reduction of the contribution of partners of the beneficiary company during the financial year corresponding to the year the loan is paid and the following two, making the loan granted come in breach of the limits established in article 9 of Order ICT/1100/2018, of 18 October, to comply with these limits, the excess of the loan will be returned.

e)	Payment – In accordance with article 19 of Order ICT/1100/2018, of 18 October, payment of the finance will depend on the beneficiary complying with all the requirements indicated in article 34 of Law 38/2003, of 17 November, General Subsidies Law, as verified by the management body.

f)	Compatibility – Concurrence with any other public finance is accepted, as long as the provisions set out in article 8.3 of Order ICT/1100/2018, of 18 October are met, and the steering committee is immediately informed.

g)	Information and publicity - In compliance with the provisions of article 18 of Law 38/2003, of 17 November, any publications and other results that the finance investments could give rise to, must state that they have been financed by the Ministry of Industry, Trade and Tourism.

The definitive proposal for resolution does not confer any right in favour of the proposed beneficiary before the Administration, until the granting resolution has been communicated.

Page 2	MINISTRY OF INDUSTRY, TRADE AND TOURISM

ACCEPTING THE FINANCE

In compliance with the provisions of article 18.3 of Order ICT/1100/2018, of 18 October, you must inform of your acceptance or rejection of the proposed finance within ten working days after the date of this notification, via the electronic registration of the Ministry of Industry, Trade and Tourism (https://sede.minetur.gob.es/registroelectronico).

If no answer is received within this deadline, it will be taken that the interested party refuses the proposed finance.

Definitive resolution proposals, as well as the resolution of the finance granting procedure will be published in the electronic office of the Ministry of Industry, Trade and Tourism, publication that will have all the effects of the notification made according to the provisions of article 45.1 .b) of Law 39/2015, of 1 October, on Common Administrative Procedure of the Public Administrations, regarding competitive concurrence procedures.

The Procedure Guide, available from the Internet address of the Ministry of Industry, Trade and Tourism (http://www.mincotur.gob.es/portalayudas), contains a great deal of information about the documentation to be submitted, deadlines and payments.

INSTRUCTIONS REGARDING GUARANTEES TO BE SUBMITTED

1. Guarantees will be constituted and at the disposal of the grantor, in the Caja General de Depósitos or its branch offices, falling under the Delegations of Economy and Finance, in the modes established in Royal Decree 161/1997, of 7 February, by which the Regulation of the Caja General de Depósitos is approved.

2. A receipt must be presented as proof of the constitution of the guarantee before the resolution granting the loan is issued, establishing a deadline of 15 working days to present it, form the day after this a notification. The lack of constitution and accreditation of the guarantees before the authorised body will be understood as a withdrawal of the application.

3. As established in article 10 of Order ICT/1100/2018, of 18 October, you are informed that the percentage of guarantee that should be constituted before the Caja General de Depósitos is 41% of the proposed definitive loan plus the same percentage of total financial interest accrued, i.e., a total amount of 1,198,859 €.

The guarantees will be divided into two parts: one will cover the principal of the loan, and will be cancelled in instalments as the principal is paid back, once the amount of the capital pending repayment is the same as or less than the guaranteed amount; and the other will cover the financial interest, and will be cancelled by instalments as the financial interest is paid back, once the amount of the financial pending repayment interest is the same as or less than the guaranteed amount.

All documentation required must be sent telematically from the electronic register of the Ministry of Industry, Trade and Tourism

(https://sede.minetur.qob.es/registroelectronico).

The Secretary of the Assessment Committee

Signed: Nuria Santos Bueno

Page 3	MINISTRY OF INDUSTRY, TRADE AND TOURISM

ANNEXE I

TECHNICAL-ECONOMIC CONDITIONS

PROPOSAL OF THE ASSESSMENT COMMITTEE

Distribution of the financeable budget by financeable items:

	FINANCEABLE
FINANCEABLE ITEMS	BUDGET	LOAN
	(€)	(€)
The building and its Installations	702,951.00	468,363.00
Construction work	702,599.00	468,128.00
Equipment and Production equipment	2,529,400.00	1,685,290.00
Production process engineering	0.00	0.00
- Own personnel expenses	0.00	0.00
- External collaboration	0.00	0.00
TOTAL ACTIONS	3,934,950.00	2,621,781.00

CONDITIONS OF THE LOAN

AMORTIZATION PERIOD: 10 YEARS

GRACE PERIOD: 3 YEARS

INTEREST RATE: 1.647%

NOTE: All economic data is expressed in euros, with two decimal points.

Page 4	MINISTRY OF INDUSTRY, TRADE AND TOURISM

Breakdown of financed items:

Financeable item: The building and its installations

BREAKDOWN	BUDGET	FINANCEABLE
	PRESENTED	BUDGET
ACTION ON THE EXISTING BUILDING	30,770.00	30,770.00
FOUNDATIONS AND FOUNDATION WALLS	92,942.00	92,942.00
METAL STRUCTURE OF THE BUILDING	415,781.00	415,781.00
WALLS AND ROOFS	112,493.00	112,493.00
INTERIOR FINISHING WORK	50,965.00	50,965.00
TOTAL	702,951.00	702,951.00

Financeable item: Construction work

BREAKDOWN	BUDGET	FINANCEABLE
	PRESENTED	BUDGET
EARTHWORK	26,114.00	26,114.00
RAINWATER SEWERAGE	129,375.00	129,375.00
AIR TREATMENT UNIT	81,113.00	81,113.00
WATER COOLING UNIT	103,082.00	103,082.00
WATER PIPING ACCESSORIES	112,902.00	112,902.00
AIR AND VENTILATION CONDUITS	152,265.00	152,265.00
ELECTRICAL INSTALLATIONS	97,748.00	97,748.00
TOTAL	702,599.00	702,599.00

Financeable item: Devices and material equipment

BREAKDOWN	BUDGET	FINANCEABLE
	PRESENTED	BUDGET
HOPPERS	24,000.00	24,000.00
COMPRESSED AIR	5,200.00	5,200.00
PRODUCTION LINE	2,146,032.00	2,146,032.00
INSTRUMENTATION AND CONTROL	61,621.00	61,621.00
TRANSPORT AND VACUUM SYSTEM	185,000.00	185,000.00
HOIST	18,130.00	18,130.00
ELECTRONIC MICROSCOPE AND MICROMETRE	34,447.00	34,447.00
TROLLEYS	22,500.00	22,500.00
TENSOR MECHANICAL PROPERTIES	32,470.00	32,470.00
TOTAL	2,529,400.00	2,529,400.00

Page 5	MINISTRY OF INDUSTRY, TRADE AND TOURISM

SPECIFIC CONDITIONS AND CLARIFICATIONS REGARDING THE FINANCEABLE BUDGET

*In Devices and equipment, previous work on current equipment is not accepted as entirely financeable, amounting to 21,997€, because it refers to disassembly of equipment and not purchase of assets.

*In process and production engineering, all the costs are not accepted:

External collaboration: This section includes two items: Engineering and Assembly company. In both, the groups that form them are described, from the construction work engineering for the line, to low voltage installation, other installations and metalwork, etc. and PERMISSIONS, MANAGEMENT APPLICATION AND OBTAINING PERMISSIONS, AUTHORISATIONS AND LICENCES NECESSARY FOR THE PROJECT. This group does not include the costs of each subheading, therefore, traceability in justification phase is not allowed. Moreover, in the other group of items included in Assembly company, it does not describe the "name of the company", taking into account that the work described is started before the date of presentation of the finance application.

*Own personnel expenses are not sufficiently described.

LOAN PROPOSAL / FINANCE GRANTED: This company has received a direct subsidy from the aid programme of the Ministry of Finance, REGIONAL ECONOMIC INCENTIVES, for the same investment project (AS THE COMPANY INFORMED IN THEIR SUPPORT REQUEST) File AS/1346/P01, Resolution date 7/01/2019, Subsidy granted: 327,931.36. Investment amount eligible for public funding:4,099,142€.

Therefore, the maximum financial proposal, amount of the loan is 2,621,781.14€.

The sum of both public finances, 2,949,712.50 represents 75% of the financeable budget of 3,932,950€.

LOAN AMORTIZATION CHART
Payments	Annual amortization	Annual interest	Annual quota
1	0.00	43,180.73	43,180.73
2	0.00	43,180.73	43,180.73
3	0.00	43,180.73	43,180.73
4	374,540.14	43,180.73	417,720,87
5	374,540.14	37,012.06	411,552.20
6	374,540.14	30,843.38	405,383.52
7	374,540.14	24,674.70	399,214.84
8	374,540.14	18,506.03	393,046.17
9	374,540.14	12,337.35	386,877.49
10	374,540.16	6,168.68	380,708.84
TOTALS	2,621,781.00	302,265.12	2,924,046.12
Note: The deadlines for amortisation will be informed when date of the order for transferring the loan from the Public Treasury is determined

Page 6	MINISTRY OF INDUSTRY, TRADE AND TOURISM

ANNEXE II

INFORMATION NOTE

Data on compliance with tax obligations

C.I.F.	Tax Agency	Response file	Date issued	Reference	Type
A74037136	State Agency	Respuestas-Lote-90.163.xls	01/02/2019	81907024360	POSITIVE

Data on compliance with Social Security obligations

C.I.F.	Response file	Date issued	Reference	Type
A74037136	Respuesta-MINETUR0000000000000017124-040220190852.xls	02/02/2019		POSITIVE

ENTITY: SPECIALIZED TECHNOLOGY RESOURCES ESPAÑA, S.A.

CIF: A74037136

Compliance with tax obligations: DOES NOT NEED TO SUBMIT A CERTIFICATE

Compliance with Social Security obligations: DOES NOT NEED TO SUBMIT A CERTIFICATE

Page 7	MINISTRY OF INDUSTRY, TRADE AND TOURISM